Exhibit 99.1
LIVE NATION ENTERTAINMENT REPORTS FIRST QUARTER 2025 RESULTS
“2025 is shaping up to be a historic year for live music, with a strong start having us on track to deliver double-digit growth in operating income and AOI this year. As more artists tour the world, fan demand is reaching new heights across ticket sales, show attendance, and on-site spending. Ticket sales are pacing well ahead of last year, with deferred revenue for both concerts and ticketing at record levels. To support even more fans seeing their favorite artists, we’re continuing to expand our global venue network, adding 20 major venues through 2026. As the global experience economy grows, the live music industry is leading the way, and we’re positioned to compound growth by double-digits over many years.” –Michael Rapino, President and CEO
RECORD-LEVEL OF DEFERRED REVENUE REFLECTS ROBUST GLOBAL CONSUMER DEMAND
•Q1 delivered strong results driven by growing artist supply and fan demand
◦Operating income of $115 million
◦Adjusted operating income of $341 million and $361 million at constant currency
•Q1 deferred revenue at record levels for both Concerts and Ticketmaster
◦Concerts event-related deferred revenue of $5.4 billion, up 24% compared to last year
◦Ticketmaster deferred revenue of $270 million, up 13% compared to last year
LIVE MUSIC MOMENTUM BUILDING INTO 2025 RECORD SUMMER CONCERTS SEASON
(through mid-April vs same period last year unless otherwise noted)
•2025 global stadium pipeline up 60%
•95 million tickets sold for Live Nation concerts, up double-digits led by stadium ticket sales up over 80%
•On sales continue to see strong demand, with sell-through rates in the first week for shows at major venues consistent with last year
•On-site spend remains resilient with sales globally across our theaters and clubs at or above prior year levels
•Ticketmaster primary ticketing volume for all genres of 2025 events up 5% and Gross Transaction Value (GTV) up 10%
◦Q2 off to a very strong start: Ticketmaster transacted ticket sales for concerts up 25% and GTV up 45% for the first two weeks of April
•85% of expected 2025 sponsorship committed, up double-digits

GLOBAL ACTIVITY FUELS BEST EVER Q1 FOR CONCERTS (VS 1Q24)
•Revenue of $2.5 billion
•Record AOI of $7 million, up from ($2) million driven by substantial growth in international markets, most notably Latin America and Asia Pacific
•22.3 million fans across 11,300 events, consistent with last year
◦Demand for emerging artists remains strong with fans at theaters and clubs up 8%
◦Fans across Latin America up over 25%
KEY METRICS INDICATE ANOTHER RECORD SUMMER FOR CONCERTS
(through mid-April vs same period last year)
•Q1 ended with record event-related deferred revenue of $5.4 billion, up $2 billion from last quarter and up 24% vs Q1 last year
•Global artist pipeline continues to grow: relative to 2019, non-English speaking artists now account for twice as many of the top 50 tours, as ticket sales have nearly tripled
•High demand for major global festivals including fully sold-out EDC Vegas, Lollapalooza Chicago, Lowlands, Electric Picnic, and Isle of Wight
•Concerts continue to offer one of the widest price ranges in entertainment, with strong demand for budget-friendly get-in prices as well as bucket-list up front experiences:
◦Implementing more pricing tiers across the venue is keeping back-of-house seats more affordable, with 2025 get-in prices for the U.S. averaging below last year and pacing 10 percentage points below the rate of inflation since 2019
◦$40 average get-in price across all venue types
◦$60 average get-in price across stadiums, 8% below 2024 levels
•Full-year AOI margins expected to be consistent with last year
◦Based on our current assessment, minimal impact from tariffs expected to our supply chain or touring logistics for the year
VENUE NATION CONTINUES TO EXPAND HOSPITALITY OFFERINGS (VS 1Q24)
•Approximately 10 million fans attended shows in our operated venues in Q1, up double-digits
•Continuing to enhance hospitality offerings to meet fan demand
◦Food and beverage spend globally at theaters and clubs at or above last year levels
◦Ancillary per fan spend at Estadio GNP up over 30% after refurbishment, driven by increased on-site and premium experience spending
SCALING VENUE EXPANSION TO UNLOCK GLOBAL DEMAND
•Fans attending shows in our operated venues expected to be up double-digits this year
•Plan to open at least 20 large venues (stadiums, arenas, amphitheaters, and large theaters) globally through 2026, creating capacity for approximately seven million incremental fans on a run-rate basis and delivering average investment returns of 20%+

STRONG CONCERTS ACTIVITY DRIVES TICKETMASTER RESULTS (VS 1Q24)
•Revenue of $695 million
•AOI of $253 million
•Concerts primary GTV up 9%, reflecting strong consumer demand for live music
•Fee-bearing tickets of 78 million, consistent with last year
◦Concerts tickets up 4% and comprised 60% of volume
◦Non-concerts tickets down 9% and comprised 40% of volume
Q2 STARTS STRONG WITH CONCERTS SEASON GAINING MOMENTUM
•Ticketmaster ended Q1 with record deferred revenue of $270 million, up 13%, indicating a strong year ahead with AOI growth accelerating into 2H
•Ticketmaster transacted ticket sales for concerts up 25% and GTV up 45% for 1H April
•9.5 million net new enterprise tickets signed, with approximately 70% from international markets
•Full-year AOI margin expected to be in the high 30s, consistent with prior years
GLOBAL REACH CONTINUES TO ATTRACT BRAND PARTNERS AND FUEL GROWTH IN Q1
•Revenue of $216 million
•AOI of $136 million
•Brand partnerships continue to leverage the power of our on-site and online global platforms
◦Increased penetration in key categories such as retail including a festival partnership with 7-Eleven, and beverages through new multi-year deals with Athletic Brewing Company, Four Loko, and others
◦Expanding relationships across our venue portfolio with new name-in-title sponsorships including Citizens Live at The Wylie and Synovus Bank Amphitheater at Chastain Park
CONTINUED BRAND ENGAGEMENT TO DRIVE ANOTHER RECORD YEAR
(through mid-April vs same period last year)
•Over 80% of our 2025 revenue is comprised of committed strategic deals (>$1 million)
◦Number of committed strategic deals are up double-digits
◦Revenue generated from these clients is also up double-digits
•Full-year AOI margin expected to be in the low 60s, consistent with prior years

STRONG BALANCE SHEET TO SUPPORT STRATEGIC VENUE EXPANSION
•Full-year AOI to free cash flow—adjusted conversion rate expected to be consistent with historical levels
•2025 capital expenditures estimated to be $900 million to $1 billion
◦Of this, $700 to $800 million is related to venue expansion and enhancement plans, which are expected to yield IRRs averaging 20%+
◦Approximately $200 to $250 million of funding from joint-venture partners, sponsorship agreements, and other sources, reducing cash flow requirements
◦Maintenance capex spend remains consistent with historical levels
•Over 90% of our debt is at fixed rates with a weighted average cost of debt of approximately 4.4% with no remaining debt maturities this year
ADDITIONAL FINANCIAL INFORMATION
•Foreign exchange impacted operating income and AOI by 11% and 5%, respectively, in Q1 largely due to exposure to the Mexican Peso and other Latin American currencies. Based on current projected rates, the impact of foreign exchange is expected to be low-single digits to revenue, operating income, and AOI for Q2
•Full year depreciation and amortization expected to increase by approximately $75 million compared to last year
•Full year accretion is expected to be $125 million higher than last year, largely driven by continued growth of OCESA profitability
•Non-controlling interest and taxes are expected to increase in line with our AOI growth
•2025 share count not expected to change materially from 2024

Compare Our Operating Results To Past Quarters In The Trended Results Grid:
https://investors.livenationentertainment.com/financial-information/financial-results

The company will webcast a teleconference today, May 1, 2025, at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website. The link to the 1Q25 Trended Results Grid is provided above for convenience and such grid is not a part of, or incorporated into, this press release or any SEC filings that include this press release.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 to be filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:	Media Contact:
Amy Yong	Kaitlyn Henrich
IR@livenation.com	Media@livenation.com
(310) 867-7143

FINANCIAL HIGHLIGHTS – FIRST QUARTER
(unaudited; $ in millions)

	Q1 2025 Reported	Q1 2024 Reported	Change	Q1 2025 Currency Impacts	Q1 2025 at Constant Currency	Change at Constant Currency
Revenue
Concerts	$2,484.1	$2,879.4	(14)%	$84.9	$2,569.0	(11)%
Ticketing	694.7	723.2	(4)%	19.6	714.3	(1)%
Sponsorship & Advertising	216.1	211.3	2%	13.2	229.3	9%
Other and Eliminations	(12.8)	(14.4)	*	0.1	(12.7)	*
	$3,382.1	$3,799.5	(11)%	$117.8	$3,499.9	(8)%

Consolidated Operating Income (Loss)	$114.8	$(41.4)	*	$14.7	$129.5	*

Adjusted Operating Income (Loss)
Concerts	$6.6	$(1.8)	*	$(0.5)	$6.1	*
Ticketing	253.1	284.1	(11)%	12.0	265.1	(7)%
Sponsorship & Advertising	136.0	130.0	5%	8.3	144.3	11%
Other and Eliminations	(5.9)	(7.2)	*	0.0	(5.9)	*
Corporate	(48.7)	(42.6)	(14)%	0.0	(48.7)	(14)%
	$341.1	$362.5	(6)%	$19.8	$360.9	(0.5)%
* Percentages are not meaningful

Reconciliation of Operating Income (Loss) to Adjusted Operating Income
(unaudited; $ in millions)

	Q1 2025	Q1 2024
Operating Income (Loss)	$114.8	$(41.4)
Acquisition expenses	29.7	30.6
Amortization of non-recoupable ticketing contract advances	24.7	24.1
Depreciation and amortization	149.5	132.6
Gain on sale of operating assets	(2.2)	(0.7)
Astroworld estimated loss contingencies	—	185.9
Stock-based compensation expense	24.6	31.4
Adjusted Operating Income	$341.1	$362.5

Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures
(unaudited; $ in millions)
Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	Q1 2025	Q1 2024
Net cash provided by operating activities	$1,321.3	$988.9
Changes in operating assets and liabilities (working capital) (1)	(1,056.6)	(927.9)
Changes in accrued liabilities for Astroworld estimated loss contingencies	—	185.9
Free cash flow from earnings	$264.7	$246.9
Less: Maintenance capital expenditures	(14.9)	(22.5)
Distributions to noncontrolling interests	(33.7)	(56.2)
Free cash flow — adjusted	$216.1	$168.2

Net cash used in investing activities	$(217.4)	$(170.7)

Net cash used in financing activities	$(173.2)	$(478.4)

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	March 31, 2025
Cash and cash equivalents	$7,158.7
Short-term investments	64.5
Client cash	(1,559.9)
Deferred revenue — event-related	(5,395.9)
Accrued artist fees	(125.5)
Collections on behalf of others	(140.5)
Prepaid expenses — event-related	1,117.5
Free cash	$1,118.9

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release, including the Supplemental Information that follows, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements regarding expectations that 2025 will be a historic year for live music, with the company on track to deliver a record year with double-digit growth in operating income and adjusted operating income for the year; fan demand across ticket sales, fan attendance, and on-site spending; the company’s positioning to compound growth by double-digits over many years; momentum building into an expected record summer concerts season; the company’s expectation that full-year 2025 adjusted operating income margin in its Concerts segment will be consistent with those in 2024; current expectations that there will be minimal impact to the company’s supply chain or touring logistics from tariffs for the year; expectations that fans attending shows in the company’s operated venues will be up double-digits in 2025 compared to 2024; the company’s plans to open at least 20 large venues globally through 2026, creating capacity for approximately seven million incremental fans on a run-rate basis and expected to deliver average investment returns of 20%+; the company’ belief that its Ticketing segment will have a strong year ahead, with adjusted operating income growth expected to accelerate into the second half of the year; the company’s expectation that full-year 2025 adjusted operating income margin in its Ticketing segment will be in the high 30s, consistent with prior years; the company’s expectation that full-year 2025 adjusted operating income margin in its Sponsorship and Advertising segment will be in the low 60s, consistent with prior years; current expectations for the company’s capital expenditures in 2025, including spend related to venue expansion and enhancement plans (which are expected to yield double-digit IRRs), as well as the expected amount of funding from joint-venture partners, sponsorship agreements, and other sources, and the anticipated maintenance spend; expectations that the full-year 2025 adjusted operating income to free cash flow—adjusted conversion rate will be consistent with historical levels; the expected impact of foreign exchange on the company’s revenue, operating income, and adjusted operating income in the second quarter of 2025, based on current projected rates; expectations for full-year 2025 depreciation and amortization, accretion, and share count; and the expectation that non-controlling interest and taxes will increase in line with the company’s adjusted operating income growth.
Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain acquisition expenses (including ongoing legal costs stemming from the Ticketmaster merger, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation), amortization of non-recoupable ticketing contract advances, depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets, and stock-based compensation expense. We also exclude from AOI the impact of estimated or realized liabilities for settlements or damages arising out of the Astroworld matter that exceed our estimated insurance recovery, due to the significant and non-recurring nature of the matter. Ongoing legal costs associated with defense of these claims, such as attorney fees, are not excluded from AOI. We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
AOI margin is a non-GAAP financial measure that we calculate by dividing AOI by revenue. We use AOI margin to evaluate the performance of our operating segments. We believe that information about AOI margin assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI margin is not calculated or presented in accordance with GAAP. A limitation of the use of AOI margin as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI margin should be considered in addition to, and not as a substitute for, operating income (loss) margin, and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI margin as presented herein may not be comparable to similarly titled measures of other companies.

Constant Currency is a non-GAAP financial measure when applied to a GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31, 2025	December 31, 2024
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$7,158,680	$6,095,424
Accounts receivable, less allowance of $73,561 and $72,663, respectively	1,850,779	1,747,316
Prepaid expenses	1,724,956	1,247,184
Restricted cash	9,566	10,685
Other current assets	325,209	189,528
Total current assets	11,069,190	9,290,137
Property, plant and equipment, net	2,687,760	2,441,872
Operating lease assets	1,681,617	1,618,033
Intangible assets
Definite-lived intangible assets, net	1,039,009	985,812
Indefinite-lived intangible assets, net	368,898	380,558
Goodwill	2,703,132	2,620,911
Long-term advances	562,273	520,482
Other long-term assets	1,715,239	1,780,966
Total assets	$21,827,118	$19,638,771
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$1,973,881	$1,859,678
Accounts payable	310,056	242,978
Accrued expenses	2,445,784	3,057,334
Deferred revenue	6,076,509	3,721,092
Current portion of long-term debt, net	479,897	260,901
Current portion of operating lease liabilities	151,579	153,406
Other current liabilities	79,886	62,890
Total current liabilities	11,517,592	9,358,279
Long-term debt, net	5,928,524	6,177,168
Long-term operating lease liabilities	1,734,376	1,680,266
Other long-term liabilities	537,266	477,763
Commitments and contingent liabilities
Redeemable noncontrolling interests	1,311,555	1,126,302
Stockholders' equity
Common stock	2,322	2,313
Additional paid-in capital	1,906,145	2,059,746
Accumulated deficit	(1,514,747)	(1,546,819)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive loss	(280,860)	(335,112)
Total Live Nation stockholders' equity	105,995	173,263
Noncontrolling interests	691,810	645,730
Total equity	797,805	818,993
Total liabilities and equity	$21,827,118	$19,638,771

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2025	2024
	(in thousands except share and per share data)
Revenue	$3,382,117	$3,799,529
Operating expenses:
Direct operating expenses	2,254,937	2,651,340
Selling, general and administrative expenses	778,922	981,559
Depreciation and amortization	149,455	132,594
Gain on disposal of operating assets	(2,202)	(651)
Corporate expenses	86,236	76,077
Operating income (loss)	114,769	(41,390)
Interest expense	80,343	80,691
Interest income	(34,061)	(43,257)
Equity in earnings of nonconsolidated affiliates	(479)	(84)
Other expense (income), net	2,953	(77,054)
Income (loss) before income taxes	66,013	(1,686)
Income tax expense	19,711	41,019
Net income (loss)	46,302	(42,705)
Net income attributable to noncontrolling interests	23,099	11,770
Net income (loss) attributable to common stockholders of Live Nation	$23,203	$(54,475)

Basic and diluted net loss per common share available to common stockholders of Live Nation	$(0.32)	$(0.56)

Weighted average common shares outstanding:
Basic and diluted	231,220,841	229,471,184

Reconciliation to net income (loss) available to common stockholders of Live Nation:
Net income (loss) attributable to common stockholders of Live Nation	$23,203	$(54,475)
Accretion of redeemable noncontrolling interests	(98,094)	(75,109)
Net loss available to common stockholders of Live Nation—basic and diluted	$(74,891)	$(129,584)

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2025	2024
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$46,302	$(42,705)
Reconciling items:
Depreciation	89,462	70,589
Amortization of definite-lived intangibles	59,993	62,005
Amortization of non-recoupable ticketing contract advances	24,722	24,080
Deferred income taxes	4,271	(5,729)
Amortization of debt issuance costs and discounts	3,684	3,943
Stock-based compensation expense	24,550	31,402
Unrealized changes in fair value of contingent consideration	1,169	12,807
Equity in losses of nonconsolidated affiliates, net of distributions	3,480	3,571
Provision for uncollectible accounts receivable	3,574	1,248
Gain on mark-to-market of investments in nonconsolidated affiliates and crypto assets	(5,467)	(89,840)
Other, net	8,876	(10,386)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(70,535)	(247,337)
Increase in prepaid expenses and other assets	(592,946)	(360,997)
Decrease in accounts payable, accrued expenses and other liabilities	(545,945)	(145,212)
Increase in deferred revenue	2,266,061	1,681,431
Net cash provided by operating activities	1,321,251	988,870

CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(6,403)	(31,495)
Collections of notes receivable	9,375	2,639
Investments made in nonconsolidated affiliates	(3,887)	(12,392)
Purchases of property, plant and equipment	(170,791)	(134,053)
Cash paid for acquisition of right-of-use assets	(20,800)	—
Cash acquired from (paid for) acquisitions, net of cash paid (acquired)	(31,346)	10,010
Purchases of intangible assets	(5)	(11,673)
Other, net	6,462	6,265
Net cash used in investing activities	(217,395)	(170,699)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	11,059	562
Payments on long-term debt including extinguishment costs	(86,828)	(373,253)
Contributions from noncontrolling interests	4,612	28
Distributions to noncontrolling interests	(33,742)	(56,162)
Purchases of noncontrolling interests, net	(4,496)	(8,795)
Proceeds from exercise of stock options	2,606	1,787
Taxes paid for net share settlement of equity awards	(65,009)	(25,483)
Payments for deferred and contingent consideration	(1,242)	(16,421)
Other, net	(150)	(619)
Net cash used in financing activities	(173,190)	(478,356)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	131,471	(69,422)
Net increase in cash, cash equivalents and restricted cash	1,062,137	270,393
Cash, cash equivalents and restricted cash at beginning of period	6,106,109	6,238,956
Cash, cash equivalents and restricted cash at end of period	$7,168,246	$6,509,349